Global Payments Reports Fourth Quarter and Full Year 2020 Results

February 8, 2021

Delivers EPS Growth and Strong Margin Performance for the Fourth Quarter and Full Year 2020
Sets 2021 Growth Targets

Partners with Google for Digital Merchant Solutions Worldwide

Increases Share Repurchase Authorization to $1.5 Billion and Announces Plan for $500 Million
Accelerated Share Repurchase

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2020.

“We are pleased to have ended 2020 with continued sequential improvement in the fourth quarter, highlighting the consistency of our execution since the beginning of the pandemic," said Jeff Sloan, Chief Executive Officer. "We also continue to make significant progress delivering against our strategic objectives, culminating in the announcement today of our new partnership with Google to substantially expand the opportunity set for our merchant solutions business. None of this would have been possible without the dedication of our exceptional team members during this challenging period, and we thank them for their commitment to our customers and communities.

“Our new collaboration with Google advances our merchant business competitively by driving incremental revenue and lowering operating costs through a multi-year worldwide go-to-market distribution and product development relationship combined with utilization of cutting edge, transformative cloud native technologies. Together we will bring new best-in-class digital products to market worldwide more quickly, and we will further accelerate our culture of market-leading innovation.

“Our company accomplished a great deal over the last twelve months,” Sloan continued. “Across our merchant and issuer segments, we have struck significant and unique distribution relationships with two of the world’s largest and most sophisticated technology companies with a combined market capitalization of nearly $3 trillion. Together, we will leapfrog legacy means of distribution and redefine how payment technologies for merchants and issuers are sold and consumed in the digital age.

“In addition, our Netspend business has played a critical role in the disbursement of more than $2.5 billion in stimulus funds to those most in need domestically, in many cases days in advance of traditional and financial technology competitors because of the depth and breadth of our network. We also expanded our target addressable market in 2020 by entering continental Europe and leveraging our multinational footprint.”

Sloan concluded, “These accomplishments would have been meaningful in any year but are especially so given the challenges presented by COVID-19. We expect these milestones to deepen our competitive moat and extend ongoing share gains. We exited 2020 in a better position than we entered it.”

Fourth Quarter 2020 Summary
•GAAP revenues were $1.93 billion, compared to $1.99 billion in the fourth quarter of 2019; diluted earnings per share were $0.61 compared to $0.34 in the prior year; and operating margin was 13.1%.
•Adjusted net revenues declined 2.9% to $1.75 billion, compared to $1.80 billion in the fourth quarter of 2019.
•Adjusted earnings per share increased 11.1% to $1.80, compared to $1.62 in the fourth quarter of 2019.
•Adjusted operating margin of 41.5% expanded 320 basis points.

Full Year 2020 Summary
•GAAP revenues were $7.42 billion, compared to $4.91 billion in 2019; diluted earnings per share were $1.95 compared to $2.16 in the prior year; and operating margin was 12.0%.
•Adjusted net revenues declined 5.2% to $6.75 billion, compared to $7.12 billion in 2019 on a combined basis.
•Adjusted earnings per share increased 2.9% to $6.40, compared to $6.22 in 2019.
•Adjusted operating margin of 39.7% expanded 210 basis points on a combined basis.

Financial Highlights and 2021 Outlook
“Our performance in the fourth quarter and for the full year 2020 exceeded our expectations post COVID-19 and highlights our outstanding execution and the resiliency of our business model,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “Our technology-enabled payments strategy coupled with the decisive expense actions taken at the onset of the pandemic allowed us to generate substantial adjusted operating margin expansion, adjusted earnings per share growth and strong free cash flow despite the impact of the pandemic on the worldwide economy.

“Given significant progress with our integration activities, we are again raising our expectations for both revenue and expense synergies within three years from the close of the TSYS merger. Specifically, we now expect annual run rate revenue synergies to amount to at least $150 million by September 2022, an increase from our prior estimate of $125 million; and we expect annual run rate expense synergies to amount to at least $400 million by September 2022, an increase from our prior estimate of $375 million.

“Based on our outlook for 2021, we are excited to return to growth across our segments this year. We currently expect full year 2021 adjusted net revenue to be in a range of $7.50 billion to $7.60 billion, representing growth of 11% to 13%. Consistent with the target we provided on our third quarter call, we expect adjusted earnings per share to be in a range of $7.75 to $8.05, reflecting growth of 21% to 26% over 2020 despite the adverse impact of additional lock-downs and social distancing protocols in a number of our markets since late October. This outlook presumes we continue on a path toward recovery worldwide over the course of the year."

Todd concluded, “We have also returned to our traditional capital allocation priorities, and our Board of Directors has approved an increase to our share repurchase authorization to $1.5 billion. As part of that program, we intend to execute an accelerated share repurchase program for $500 million in the coming days.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.195 per share payable March 26, 2021 to shareholders of record as of March 12, 2021 and also approved an increase to the existing authorization for the company's share repurchase program, raising the total available authorization to $1.5 billion.

Conference Call
Global Payments’ management will host a live audio webcast today, February 8, 2021, at 8:00 a.m. ET to discuss financial results and business highlights. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with nearly 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpaymentsinc.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2021; the effects of the COVID-19 pandemic on our business, including estimates of the effects of the pandemic on our revenues, financial operating results and liquidity; the effects of actions taken by us in response to the pandemic; capital expenditures and share repurchases, including the ability of Global Payments to complete the anticipated accelerated share repurchase transaction; the anticipated benefits of the merger with TSYS (the “Merger’), including the combined company’s plans, objectives, expectations and intentions; timing and completion of anticipated benefits of strategic initiatives, including the commercial success of our partnership with Google; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects and duration of global economic, political, market, health and social events or other conditions, including the effects and duration of the COVID-19 pandemic; regulatory measures or voluntary actions, including continued or prolonged social distancing, shelter-in-place orders, operating restrictions on nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the COVID-19 pandemic; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the COVID-19 pandemic on our future revenues, results of operations and liquidity; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic; the outcome of any legal proceedings that may be instituted against our directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; business disruptions from the Merger integration that may harm our business, including current plans and operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; the business, economic and political conditions in the markets in which we operate; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that we file with the SEC, which are available at https://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Years Ended December 31,
	2020	2019	% Change	2020	2019	% Change

Revenues	$1,930,193	$1,987,760	(2.9)%	$7,423,558	$4,911,892	51.1%
Operating expenses:
Cost of service	922,195	1,041,136	(11.4)%	3,650,727	2,073,803	76.0%
Selling, general and administrative	756,017	750,462	0.7%	2,878,878	2,046,672	40.7%
	1,678,212	1,791,598	(6.3)%	6,529,605	4,120,475	58.5%
Operating income	251,981	196,162	28.5%	893,953	791,417	13.0%
Interest and other income	8,275	11,068	(25.2)%	43,551	31,413	38.6%
Interest and other expense	(85,073)	(84,047)	1.2%	(343,548)	(304,905)	12.7%
	(76,798)	(72,979)	5.2%	(299,997)	(273,492)	9.7%
Income before income taxes and equity in income of equity method investments	175,183	123,183	42.2%	593,956	517,925	14.7%
Income tax expense	17,981	22,423	(19.8)%	77,153	62,190	24.1%
Income before equity in income of equity method investments	157,202	100,760	56.0%	516,803	455,735	13.4%
Equity in income of equity method investments, net of tax	27,616	13,541	103.9%	88,297	13,541	552.1%
Net income	184,818	114,301	61.7%	605,100	469,276	28.9%
Net income attributable to noncontrolling interests, net of income tax	(2,175)	(11,531)	(81.1)%	(20,580)	(38,663)	(46.8)%
Net income attributable to Global Payments	$182,643	$102,770	77.7%	$584,520	$430,613	35.7%

Earnings per share attributable to Global Payments:
Basic	$0.61	$0.34	79.4%	$1.95	$2.17	(10.1)%
Diluted	$0.61	$0.34	79.4%	$1.95	$2.16	(9.7)%
Weighted-average number of shares outstanding:
Basic	299,106	300,528		299,222	198,298
Diluted	300,493	302,342		300,516	199,134

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change

Adjusted net revenue	$1,752,369	$1,803,902	(2.9)%	$6,748,023	$4,587,601	47.1%

Adjusted operating income	$726,714	$690,224	5.3%	$2,681,311	$1,821,302	47.2%

Adjusted net income attributable to Global Payments	$540,523	$488,618	10.6%	$1,922,439	$1,238,653	55.2%

Adjusted diluted earnings per share attributable to Global Payments	$1.80	$1.62	11.1%	$6.40	$6.22	2.9%

Non-GAAP Information for 2019 on Combined Basis(1):

Adjusted net revenue				$6,748,023	$7,120,505	(5.2)%

Adjusted operating income				$2,681,311	$2,676,075	0.2%

(1) The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for the twelve months ended December 31, 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three months ended
	December 31, 2020		December 31, 2019		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,227,550	$1,112,269	$1,285,940	$1,160,963	(4.5)%	(4.2)%
Issuer Solutions	520,239	457,005	518,532	459,004	0.3%	(0.4)%
Business and Consumer Solutions	204,731	204,731	199,544	199,544	2.6%	2.6%
Intersegment Elimination	(22,327)	(21,636)	(16,256)	(15,609)	(37.3)%	(38.6)%
	$1,930,193	$1,752,369	$1,987,760	$1,803,902	(2.9)%	(2.9)%

Operating income:
Merchant Solutions	$338,529	$528,067	$308,649	$522,460	9.7%	1.1%
Issuer Solutions	89,520	204,200	69,252	184,735	29.3%	10.5%
Business and Consumer Solutions	28,271	49,433	16,108	42,812	75.5%	15.5%
Corporate	(204,339)	(54,986)	(197,847)	(59,783)	(3.3)%	8.0%
	$251,981	$726,714	$196,162	$690,224	28.5%	5.3%

	Years Ended
	December 31, 2020		December 31, 2019		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP(1)	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$4,688,335	$4,244,681	$4,098,580	$4,594,064	14.4%	(7.6)%
Issuer Solutions	1,981,435	1,746,570	604,654	1,780,057	nm	(1.9)%
Business and Consumer Solutions	829,505	829,505	227,440	805,344	nm	3.0%
Intersegment Elimination	(75,717)	(72,733)	(18,782)	(58,960)	nm	(23.4)%
	$7,423,558	$6,748,023	$4,911,892	$7,120,505	51.1%	(5.2)%

Operating income:
Merchant Solutions	$1,162,741	$1,932,256	$1,148,975	$2,078,655	1.2%	(7.0)%
Issuer Solutions	277,651	743,650	82,172	668,448	nm	11.3%
Business and Consumer Solutions	138,630	224,276	19,473	184,038	nm	21.9%
Corporate	(685,069)	(218,871)	(459,203)	(255,066)	(49.2)%	14.2%
	$893,953	$2,681,311	$791,417	$2,676,075	13.0%	0.2%

nm - not meaningful

(1)The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for the twelve months ended December 31, 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income and segment reporting structure.

See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,945,868	$1,678,273
Accounts receivable, net	794,172	895,232
Settlement processing assets	1,230,853	1,353,778
Prepaid expenses and other current assets	621,467	439,165
Total current assets	4,592,360	4,366,448
Goodwill	23,871,451	23,759,740
Other intangible assets, net	12,015,883	13,154,655
Property and equipment, net	1,578,532	1,382,802
Deferred income taxes	7,627	6,292
Other noncurrent assets	2,135,692	1,810,225
Total assets	$44,201,545	$44,480,162

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$358,698	$463,237
Current portion of long-term debt	827,357	35,137
Accounts payable and accrued liabilities	2,061,384	1,822,166
Settlement processing obligations	1,301,652	1,258,806
Total current liabilities	4,549,091	3,579,346
Long-term debt	8,466,407	9,090,364
Deferred income taxes	2,948,390	3,145,641
Other noncurrent liabilities	750,613	609,822
Total liabilities	16,714,501	16,425,173
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at December 31, 2020 and 2019; 298,332,458 shares issued and outstanding at December 31, 2020 and 300,225,590 shares issued and outstanding at December 31, 2019	—	—
Paid-in capital	24,963,769	25,833,307
Retained earnings	2,570,874	2,333,011
Accumulated other comprehensive loss	(202,273)	(310,571)
Total Global Payments shareholders’ equity	27,332,370	27,855,747
Noncontrolling interests	154,674	199,242
Total equity	27,487,044	28,054,989
Total liabilities and equity	$44,201,545	$44,480,162

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$605,100	$469,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	357,529	211,200
Amortization of acquired intangibles	1,256,911	667,135
Amortization of capitalized contract costs	78,147	66,086
Share-based compensation expense	148,792	89,634
Provision for operating losses and bad debts	126,712	100,188
Noncash lease expense	98,592	52,612
Deferred income taxes	(166,224)	(108,309)
Equity in income of equity investments, net of tax	(88,297)	(13,541)
Other, net	(13,665)	12,971
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	55,986	(115,528)
Settlement processing assets and obligations, net	125,852	213,701
Prepaid expenses and other assets	(270,965)	(159,056)
Accounts payable and other liabilities	(320)	(95,091)
Net cash provided by operating activities	2,314,150	1,391,278
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(160,801)	(644,622)
Restricted cash from business combinations	119,372	—
Capital expenditures	(436,236)	(307,868)
Other, net	39,323	35,404
Net cash used in investing activities	(438,342)	(917,086)
Cash flows from financing activities:
Net borrowings from settlement lines of credit	(133,282)	(236,473)
Proceeds from long-term debt	2,401,147	7,203,903
Repayments of long-term debt	(2,342,072)	(6,484,689)
Payments of debt issuance costs	(8,075)	(43,599)
Repurchases of common stock	(631,148)	(311,383)
Proceeds from stock issued under share-based compensation plans	66,142	24,514
Common stock repurchased - share-based compensation plans	(61,243)	(62,577)
Distributions to noncontrolling interests	(26,199)	(31,632)
Preacquisition dividends paid to former TSYS shareholders	—	(23,240)
Dividends paid	(233,216)	(63,498)
Purchase of subsidiary shares from noncontrolling interest	(578,196)	—
Net cash (used in) financing activities	(1,546,142)	(28,674)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	81,832	21,877
Increase in cash, cash equivalents and restricted cash	411,498	467,395
Cash, cash equivalents and restricted cash, beginning of the period	1,678,273	1,210,878
Cash, cash equivalents and restricted cash, end of the period	$2,089,771	$1,678,273

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2020
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,930,193	$(177,824)	$—	$—	$1,752,369

Operating income	$251,981	$2,378	$472,355	$—	$726,714

Net income attributable to Global Payments	$182,643	$2,378	$460,250	$(104,748)	$540,523

Diluted earnings per share attributable to Global Payments	$0.61				$1.80

Diluted weighted average shares outstanding	300,493				300,493

	Three Months Ended December 31, 2019
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,987,760	$(183,858)	$—	$—	$1,803,902

Operating income	$196,162	$2,708	$491,354	$—	$690,224

Net income attributable to Global Payments	$102,770	$2,708	$485,041	$(101,901)	$488,618

Diluted earnings per share attributable to Global Payments	$0.34				$1.62

Diluted weighted average shares outstanding	302,342				302,342

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2020 and December 31, 2019, includes $2.4 million and $2.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.
(2)For the three months ended December 31, 2020, earnings adjustments to operating income include $317.4 million in cost of services (COS) and $154.9 million in selling, general and administrative expenses (SG&A). Adjustments to COS include amortization of acquired intangibles of $315.3 million and $2.1 million of other items. Adjustments to SG&A include share-based compensation expense of $43.7 million, acquisition and integration expenses of $105.8 million and $5.4 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of $10.8 million of equity method investment earnings from our interest in a private equity investment fund.
For the three months ended December 31, 2019, earnings adjustments to operating income include $351.6 million in COS and $139.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $322.2 million and acquisition and integration expenses of $29.4 million. Adjustments to SG&A include share-based compensation expense of $33.8 million and acquisition and integration expenses of $105.9 million. Net income attributable to Global Payments also reflects the removal of a $4.4 million gain related to the partial sale of our investment in Brazil.
(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2020
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$7,423,558	$(675,535)	$—	$—	$6,748,023

Operating income	$893,953	$10,517	$1,776,841	$—	$2,681,311

Net income attributable to Global Payments	$584,520	$10,517	$1,720,973	$(393,571)	$1,922,439

Diluted earnings per share attributable to Global Payments	$1.95				$6.40

Diluted weighted average shares outstanding	300,516				300,516

	Year Ended December 31, 2019
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,911,892	$(324,291)	$—	$—	$4,587,601

Operating income	$791,417	$15,351	$1,014,534	$—	$1,821,302

Net income attributable to Global Payments	$430,613	$15,351	$1,036,550	$(243,861)	$1,238,653

Diluted earnings per share attributable to Global Payments	$2.16				$6.22

Diluted weighted average shares outstanding	199,134				199,134

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the twelve months ended December 31, 2020 and December 31, 2019, includes $10.5 million and $15.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the year ended December 31, 2020, earnings adjustments to operating income include $1,283.3 million in COS and $493.5 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,257.8 million and $25.5 million of other items. Adjustments to SG&A include share-based compensation expense of $148.8 million, acquisition and integration expenses of $319.5 million and $25.2 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $27.7 million gain associated with the fair value of common shares received from the conversion of certain Visa Inc. preferred shares, the removal of $33.9 million of equity method investment earnings from our interest in a private equity investment fund, and the removal of a $8.7 million loss associated with the partial sale of an ownership position in a strategic partner.

For the year ended December 31, 2019, earnings adjustments to operating income include $711.1 million in COS and $303.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $669.3 million and acquisition and integration expenses of $41.8 million. Adjustments to SG&A include share-based compensation expense of $89.6 million and acquisition and integration expenses of $213.8 million. Net income attributable to Global Payments also reflects the removal of $34.3 million in charges from interest expense in connection with the merger with TSYS. These include fees related to the bridge facility the company entered into, the write-off of debt issuance fees in connection with the refinancing of our credit facility and interest expense on new senior notes attributable to the period between issuance and merger close, net of interest income earned from these notes while in escrow. Also includes the removal of a $4.4 million gain related to the partial sale of our investment in Brazil.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.
See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,227,550	$(115,281)	$—	$1,112,269
Issuer Solutions	520,239	(63,234)	—	457,005
Business and Consumer Solutions	204,731	—	—	204,731
Intersegment Elimination	(22,327)	691	—	(21,636)
	$1,930,193	$(177,824)	$—	$1,752,369

Operating income:
Merchant Solutions	$338,529	$361	$189,177	$528,067
Issuer Solutions	89,520	2,017	112,663	204,200
Business and Consumer Solutions	28,271	—	21,162	49,433
Corporate	(204,339)	—	149,353	(54,986)
	$251,981	$2,378	$472,355	$726,714

	Three Months Ended December 31, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,285,940	$(124,977)	$—	$1,160,963
Issuer Solutions	518,532	(59,528)	—	459,004
Business and Consumer Solutions	199,544	—	—	199,544
Intersegment Elimination	(16,256)	647	—	(15,609)
	$1,987,760	$(183,858)	$—	$1,803,902

Operating income:
Merchant Solutions	$308,649	$131	$213,680	$522,460
Issuer Solutions	69,252	2,577	112,906	184,735
Business and Consumer Solutions	16,108	—	26,704	42,812
Corporate	(197,847)	—	138,064	(59,783)
	$196,162	$2,708	$491,354	$690,224

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2020 and December 31, 2019, includes $2.4 million and $2.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended December 31, 2020, earnings adjustments to operating income include $317.4 million in COS and $154.9 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $315.3 million and $2.1 million of other items. Adjustments to SG&A include share-based compensation expense of $43.7 million, acquisition and integration expenses of $105.8 million and $5.4 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

For the three months ended December 31, 2019, earnings adjustments to operating income include $351.6 million in COS and $139.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $322.2 million and acquisition and integration expenses of $29.4 million. Adjustments to SG&A include share-based compensation expense of $33.8 million and acquisition and integration expenses of $105.9 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

		Year Ended December 31, 2020
		GAAP	Net Revenue Adjustment(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions		$4,688,335	$(443,654)	$—	$4,244,681
Issuer Solutions		1,981,435	(234,865)	—	1,746,570
Business and Consumer Solutions		829,505	—	—	829,505
Intersegment Elimination		(75,717)	2,984	—	(72,733)
		$7,423,558	$(675,535)	$—	$6,748,023

Operating income:
Merchant Solutions		$1,162,741	$1,194	$768,321	$1,932,256
Issuer Solutions		277,651	9,323	456,676	743,650
Business and Consumer Solutions		138,630	—	85,646	224,276
Corporate		(685,069)	—	466,198	(218,871)
		$893,953	$10,517	$1,776,841	$2,681,311

	Year Ended December 31, 2019
	GAAP	TSYS(1)	Net Revenue Adjustment(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions	$4,098,580	$1,017,489	$(522,005)	$—	$4,594,064
Issuer Solutions	604,654	1,398,326	(222,923)	—	1,780,057
Business and Consumer Solutions	227,440	577,904	—	—	805,344
Intersegment Elimination	(18,782)	(42,794)	2,616	—	(58,960)
	$4,911,892	$2,950,925	$(742,312)	$—	$7,120,505

Operating income:
Merchant Solutions	$1,148,975	$239,796	$12,774	$677,110	$2,078,655
Issuer Solutions	82,172	452,688	2,577	131,011	668,448
Business and Consumer Solutions	19,473	95,826	—	68,739	184,038
Corporate	(459,203)	(231,018)	—	435,155	(255,066)
	$791,417	$557,292	$15,351	$1,312,015	$2,676,075

(1)Represents TSYS financial information determined in accordance with GAAP applied by TSYS and presented in Global Payments new segment reporting structure, net of revenues between legacy Global Payments and TSYS considered intercompany revenue following the merger.

(2)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the twelve months ended December 31, 2020 and December 31, 2019, includes $10.5 million and $15.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(3)For the year ended December 31, 2020, earnings adjustments to operating income include $1,283.3 million in COS and $493.5 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $1,257.8 million and $25.5 million of other items. Adjustments to SG&A include share-based compensation expense of $148.8 million, acquisition and integration expenses of $319.5 million and $25.2 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

For the year ended December 31, 2019, earnings adjustments to operating income include $711.1 million in COS and $303.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $669.3 million and acquisition and integration expenses of $41.8 million. Adjustments to SG&A include share-based compensation expense of $89.6 million and acquisition and integration expenses of $213.8 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2020	2021 Outlook	% Change
Revenues:
GAAP revenues	$7.42	$8.18 to $8.28	10% to 12%
Adjustments(1)	(0.67)	(0.68)
Adjusted net revenue	$6.75	$7.50 to $7.60	11% to 13%

Earnings Per Share:
GAAP diluted EPS	$1.95	$3.42 to $3.72	75% to 91%
Adjustments(2)	4.45	4.33
Adjusted diluted EPS	$6.40	$7.75 to $8.05	21% to 26%

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2020 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.03, 2) acquisition related amortization expense of $3.20, 3) share-based compensation expense of $0.38, 4) acquisition and integration expense of $0.82, 5) other items, inclusive of employee termination benefits and other incremental charges directly related to COVID-19, of $0.13, 6) gain associated with the fair value of common shares received from the conversion of certain Visa Inc. preferred shares of $0.07, 7) equity method investment earnings from our interest in a private equity investment fund of $0.11, 8) loss associated with the partial sale of an ownership position in a strategic partner of $0.02 and 9) discrete tax items of $0.05. Adjustments to 2020 GAAP diluted EPS include the effect on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and certain other items, such as unusual, direct and discrete costs due to the global pandemic, specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.